PRICING SUPPLEMENT dated February 18, 2025

(To the Prospectus dated May 23, 2022,

the Prospectus Supplement dated June 27, 2022,

the Product Supplement No. WF-1 dated October 17, 2022 and

the Underlying Supplement dated June 27, 2022)

Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-265158

Barclays Bank PLC Global Medium-Term Notes, Series A

$15,566,000 Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the Technology Select Sector SPDR® Fund due February 24, 2028

■  Linked to the lowest performing of the Russell 2000® Index, the S&P 500® Index and the Technology Select Sector SPDR® Fund (each referred to as a “Market Measure”)

■  Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not guarantee any return of principal at stated maturity and are subject to potential automatic call prior to stated maturity upon the terms described below. Whether the securities pay a contingent coupon, whether the securities are automatically called prior to stated maturity and, if the securities are not automatically called, whether you are repaid the principal amount of your securities at stated maturity will depend in each case on the closing value of the lowest performing Market Measure on the relevant calculation day. The lowest performing Market Measure on any calculation day is the Market Measure that has the lowest performance factor on that calculation day, calculated for each Market Measure as the closing value of that Market Measure on that calculation day divided by its starting value.

■  Contingent Coupon. The securities will pay a contingent coupon on a quarterly basis until the earlier of stated maturity or automatic call if the closing value of the lowest performing Market Measure on the calculation day for the relevant quarter is greater than or equal to its coupon threshold value. However, if the closing value of the lowest performing Market Measure on a calculation day is less than its coupon threshold value, you will not receive any contingent coupon for the relevant quarter. If the closing value of the lowest performing Market Measure on each calculation day is less than its coupon threshold value, you will not receive any contingent coupons throughout the entire term of the securities. The coupon threshold value for each Market Measure is equal to 70% of its starting value. The contingent coupon rate is 9.00% per annum.

■  Automatic Call. If the closing value of the lowest performing Market Measure on any of the calculation days scheduled to occur from August 2025 to November 2027, inclusive, is greater than or equal to its starting value, the securities will be automatically called for the principal amount plus the contingent coupon payment otherwise due. The securities will not be subject to automatic call until approximately six months after their issue date.

■  Potential Loss of Principal. If the securities are not automatically called prior to stated maturity, you will receive the principal amount at stated maturity if the closing value of the lowest performing Market Measure on the final calculation day is greater than or equal to its downside threshold value. If the closing value of the lowest performing Market Measure on the final calculation day is less than its downside threshold value, you will lose more than 35%, and possibly all, of the principal amount of your securities.

■  The downside threshold value of each Market Measure is equal to 65% of its starting value.

■  You will not participate in any appreciation of any Market Measure.

■  Your return on the securities will depend solely on the performance of the Market Measure that is the lowest performing Market Measure on each calculation day. You will not benefit in any way from the performance of the better performing Market Measures. Therefore, you will be adversely affected if any Market Measure performs poorly, even if the other Market Measures perform favorably.

■  Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page PS-7 of this pricing supplement) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities. See “Selected Risk Considerations” and “Consent to U.K. Bail-in Power” in this pricing supplement and “Risk Factors” in the accompanying prospectus supplement.

■  No fixed periodic interest payments or dividends

■  No exchange listing; designed to be held to maturity

See “Additional Information about the Issuer and the Securities” on page PS-5 of this pricing supplement. The securities will have the terms specified in the prospectus dated May 23, 2022, the prospectus supplement dated June 27, 2022, the product supplement no. WF-1 dated October 17, 2022 and the underlying supplement dated June 27, 2022, as supplemented or superseded by this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” on page PS-12 herein, “Risk Factors” beginning on page PS-3 of the product supplement and “Risk Factors” beginning on page S-9 of the prospectus supplement.

The securities constitute our unsecured and unsubordinated obligations. The securities are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of the securities. In addition, Barclays Capital Inc. or any other of our affiliates may use this pricing supplement in market resale transactions in any of the securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder and beneficial owner of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. See “Consent to U.K. Bail-in Power” on page PS-7 of this pricing supplement.

	Original Offering Price(1)	Agent Discount(2), (3)	Proceeds to Barclays Bank PLC
Per Security	$1,000.00	$23.25	$976.75
Total	$15,566,000.00	$361,909.50	$15,204,090.50
(1)	Our estimated value of the securities on the pricing date, based on our internal pricing models, is $967.30 per security. The estimated value is less than the original offering price of the securities. See “Additional Information Regarding Our Estimated Value of the Securities” on page PS-7 of this pricing supplement.
(2)	Wells Fargo Securities, LLC (“WFS”) and Barclays Capital Inc. are the agents for the distribution of the securities and are acting as principal. The agent will receive an underwriting discount of $23.25 per security. Barclays Capital Inc. will sell the securities to WFS at the original offering price of the securities less a concession of $23.25 per security. WFS may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $17.50 per security. In addition to the concession allowed to WFA, WFS may pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA. See “Terms of the Securities—Supplemental Plan of Distribution” in this pricing supplement for further information.
(3)	In respect of certain securities sold in this offering, Barclays Capital Inc. may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.
Wells Fargo Securities	Barclays Capital Inc.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the Technology Select Sector SPDR® Fund due February 24, 2028

Terms of the Securities

Issuer:	Barclays Bank PLC

The Russell 2000® Index (the “RTY Index”), the S&P 500® Index (the “SPX Index”) and the Technology Select Sector SPDR® Fund (the “XLK Fund”) (each referred to as a “Market Measure,” and collectively as the “Market Measures”). The XLK Fund is sometimes referred to herein as the “Fund” and the RTY Index and the SPX Index are sometimes collectively referred to herein as the “Indices” and individually as an “Index.”

	Market Measure	Bloomberg Ticker Symbol	Starting Value(a)	Coupon Threshold Value(b)	Downside Threshold Value(c)
Market Measures[1,2]:	RTY Index	RTY<Index>	2,290.353	1,603.2471	1,488.72945
	SPX Index	SPX<Index>	6,129.58	4,290.706;	3,984.227
	XLK Fund	XLK UP<Equity>	$242.16	$169.512	$157.404

(a) With respect to each Market Measure, the closing value of that Market Measure on the pricing date

(b) With respect to each Market Measure, 70% of its starting value

(c) With respect to each Market Measure, 65% of its starting value

Pricing Date:	February 18, 2025
Issue Date:	February 21, 2025
Final Calculation Day[3]:	February 18, 2028
Stated Maturity Date[3]:	February 24, 2028
Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a principal amount of $1,000.
Contingent Coupon Payment:

On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if the closing value of the lowest performing Market Measure on the related calculation day is greater than or equal to its coupon threshold value.

Each “contingent coupon payment,” if any, will be calculated per security as follows:

($1,000 × contingent coupon rate) / 4

Any contingent coupon payments will be rounded to the nearest cent, with one-half cent rounded upward.

If the closing value of the lowest performing Market Measure on any calculation day is less than its coupon threshold value, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the closing value of the lowest performing Market Measure on each calculation day is less than its coupon threshold value, you will not receive any contingent coupon payments over the term of the securities.

Any return on the securities will be limited to the sum of your contingent coupon payments, if any, even if the closing value of the lowest performing Market Measure on any calculation day significantly exceeds its starting value. You will not participate in any appreciation of any Market Measure.

Contingent Coupon Payment Dates[3]:	Quarterly, on the third business day following each calculation day, provided that the contingent coupon payment date with respect to the final calculation day will be the stated maturity date. If a calculation day is postponed with respect to one or more Market Measures, the related contingent coupon payment date will be three business days after the latest calculation day as postponed.
Contingent Coupon Rate:	The “contingent coupon rate” is 9.00% per annum.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the Technology Select Sector SPDR® Fund due February 24, 2028

Automatic Call:

If the closing value of the lowest performing Market Measure on any of the calculation days scheduled to occur from August 2025 to November 2027, inclusive, is greater than or equal to its starting value, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the principal amount plus the contingent coupon payment otherwise due. The securities will not be subject to automatic call until the second calculation day, which is approximately six months after the issue date.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after that call settlement date. You will not receive any notice from us if the securities are automatically called.

Calculation Days[3]:	Quarterly, on the 18th day of each February, May, August and November, commencing May 2025 and ending February 2028, provided that the February 2028 calculation day will be the final calculation day
Call Settlement Date:	The contingent coupon payment date immediately following the applicable calculation day
Maturity Payment Amount:

If the securities are not automatically called prior to the stated maturity date, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the maturity payment amount (in addition to any contingent coupon payment otherwise due). The “maturity payment amount” per security will equal:

•  if the ending value of the lowest performing Market Measure on the final calculation day is greater than or equal to its downside threshold value: $1,000; or

•  if the ending value of the lowest performing Market Measure on the final calculation day is less than its downside threshold value:

$1,000 × performance factor of the lowest performing Market Measure on the final calculation day

If the securities are not automatically called prior to stated maturity and the ending value of the lowest performing Market Measure on the final calculation day is less than its downside threshold value, you will lose more than 35%, and possibly all, of the principal amount of your securities at stated maturity.

Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities.

Lowest Performing Market Measure:	For any calculation day, the “lowest performing Market Measure” will be the Market Measure with the lowest performance factor on that calculation day.
Performance Factor:	With respect to a Market Measure on any calculation day, its closing value on that calculation day divided by its starting value.
Closing Value[1,2]:	With respect to either Index on any trading day, its closing level on that trading day; and with respect to the Fund on any trading day, its fund closing price on that trading day.
Closing Level[1]:	With respect to each Index, “closing level” has the meaning set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Certain Definitions” in the product supplement.
Fund Closing Price[2]:	“Fund closing price” has the meaning set forth under “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Certain Definitions” in the product supplement. The fund closing price of the Fund is subject to adjustment through the adjustment factor as described in the product supplement.
Adjustment Factor:	The “adjustment factor” means, with respect to a share of the Fund, 1.0, subject to adjustment in the event of certain events affecting the shares of the Fund. See “General Terms of the Securities—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” in the product supplement.
Ending Value[2]:	The “ending value” of a Market Measure will be its closing value on the final calculation day.
Additional Terms:	Terms used in this pricing supplement, but not defined herein, will have the meanings ascribed to them in the product supplement, provided that terms used in this pricing supplement, but not defined herein or in the product supplement, will have the meanings ascribed to them in the prospectus supplement.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the Technology Select Sector SPDR® Fund due February 24, 2028

Calculation Agent:	Barclays Bank PLC
Tax Considerations:	For a discussion of the tax considerations relating to ownership and disposition of the securities, see “Tax Considerations.”
Denominations:	$1,000 and any integral multiple of $1,000
CUSIP / ISIN:	06746AVQ3 / US06746AVQ39
Supplemental Plan of Distribution:

Wells Fargo Securities, LLC (“WFS”) and Barclays Capital Inc. will act as agents for the securities. The agent will receive an underwriting discount of $23.25 per security. Barclays Capital Inc. will sell the securities to WFS at the original offering price of the securities less a concession of $23.25 per security. WFS may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $17.50 per security. In addition to the concession allowed to WFA, WFS may pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, Barclays may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Barclays Bank PLC or its affiliate will enter into swap agreements or related hedge transactions with one of its other affiliates or unaffiliated counterparties in connection with the sale of the securities. If WFS, Barclays Capital Inc. or an affiliate of either agent participating as a dealer in the distribution of the securities conducts hedging activities for Barclays Bank PLC in connection with the securities, such agent or participating dealer will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you. This additional projected profit may create a further incentive for the agents or participating dealers to sell the securities to you.

We expect that delivery of the securities will be made against payment for the securities on the issue date, which is more than one business day following the pricing date. Notwithstanding anything to the contrary in the accompanying prospectus supplement, under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, effective May 28, 2024, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities on any date prior to one business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement and should consult their own advisor.

1 If an Index is discontinued or if the sponsor of an Index fails to publish that Index, the calculation agent may select a successor index or, if no successor index is available, will calculate the value to be used as the closing level of that Index. In addition, the calculation agent will calculate the value to be used as the closing level of an Index in the event of certain changes in or modifications to that Index. For more information, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Adjustments to an Index” and “—Discontinuance of an Index” in the accompanying product supplement.

2 If the shares of the Fund are de-listed or if the Fund is liquidated or otherwise terminated, the calculation agent may select a successor fund or, if no successor fund is available, will calculate the value to be used as the fund closing price of the Fund. In addition, in the case of certain events related to the Fund, the calculation agent may adjust any variable, including but not limited to, the starting value, ending value, coupon threshold value, downside threshold value and fund closing price of the Fund if the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of the shares of the Fund. For more information, see “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” in the accompanying product supplement.

3 If any calculation day is not a trading day with respect to any Market Measure, that calculation day for each Market Measure will be postponed to the next succeeding day that is a trading day with respect to each Market Measure. A calculation day will also be postponed for any Market Measure if a market disruption event occurs with respect to that Market Measure on that calculation day as described under “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” in the accompanying product supplement. In addition, the stated maturity date will be postponed if that day is not a business day or if the final calculation day is postponed as described under “General Terms of the Securities—Payment Dates” in the accompanying product supplement.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the Technology Select Sector SPDR® Fund due February 24, 2028

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with the prospectus dated May 23, 2022, as supplemented by the prospectus supplement dated June 27, 2022 relating to our Global Medium-Term Notes, Series A, of which these securities are a part, the product supplement no. WF-1 dated October 17, 2022 and the underlying supplement dated June 27, 2022. This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement and “Selected Risk Considerations” in this pricing supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

To the extent the information or terms in this pricing supplement are different from or inconsistent with the information or terms in the prospectus, prospectus supplement, product supplement or underlying supplement, the information and terms in this pricing supplement will control. To the extent the information or terms in the product supplement are different from or inconsistent with the information or terms in the prospectus or prospectus supplement, the information and terms in the product supplement will control.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated May 23, 2022: http://www.sec.gov/Archives/edgar/data/312070/000119312522157585/d337542df3asr.htm

•	Prospectus Supplement dated June 27, 2022: http://www.sec.gov/Archives/edgar/data/0000312070/000095010322011301/dp169388_424b2-prosupp.htm

•	Product Supplement No. WF-1 dated October 17, 2022: https://www.sec.gov/Archives/edgar/data/312070/000095010322017881/dp182509_424b2-wf1.htm

•	Underlying Supplement dated June 27, 2022: http://www.sec.gov/Archives/edgar/data/0000312070/000095010322011304/dp169384_424b2-underl.htm

Our SEC file number is 1-10257. As used in this pricing supplement, “we,” “us” and “our” refer to Barclays Bank PLC.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the Technology Select Sector SPDR® Fund due February 24, 2028

Additional Information Regarding Our Estimated Value of the Securities

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the pricing date is based on our internal funding rates. Our estimated value of the securities might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the securities on the pricing date is less than the original offering price of the securities. The difference between the original offering price of the securities and our estimated value of the securities results from several factors, including any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

Our estimated value on the pricing date is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately three months after the initial issue date of the securities because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities that we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, which may include the tenor of the securities and/or any agreement we may have with the distributors of the securities. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the securities based on changes in market conditions and other factors that cannot be predicted.

We urge you to read the “Selected Risk Considerations” beginning on page PS-12 of this pricing supplement.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the Technology Select Sector SPDR® Fund due February 24, 2028

Consent to U.K. Bail-in Power

Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between us and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder and beneficial owner of the securities acknowledges, accepts, agrees to be bound by and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

Under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the relevant U.K. resolution authority is satisfied that the resolution conditions are met. These conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000 (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B FSMA) or, in the case of a U.K. banking group company that is a European Economic Area (“EEA”) or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of that entity.

The U.K. Bail-in Power includes any write-down, conversion, transfer, modification and/or suspension power, which allows for (i) the reduction or cancellation of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the securities; (ii) the conversion of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the securities into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder or beneficial owner of the securities such shares, securities or obligations); (iii) the cancellation of the securities and/or (iv) the amendment or alteration of the maturity of the securities, or amendment of the amount of interest or any other amounts due on the securities, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder and beneficial owner of the securities further acknowledges and agrees that the rights of the holders or beneficial owners of the securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders or beneficial owners of the securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For more information, please see “Selected Risk Considerations—Risks Relating to the Issuer—You May Lose Some or All of Your Investment If Any U.K. Bail-in Power Is Exercised by the Relevant U.K. Resolution Authority” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the Technology Select Sector SPDR® Fund due February 24, 2028

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for you if all of the following statements are true:

•	You do not seek an investment that produces fixed periodic interest or coupon payments or other non-contingent sources of current income.

•	You do not anticipate that the ending value of the lowest performing Market Measure on the final calculation day will be less than its downside threshold value, and you are willing and able to accept the risk that, if it is, you will lose more than 35%, and possibly all, of the principal amount of your securities at stated maturity.

•	You do not anticipate that the closing value of the lowest performing Market Measure will be less than its coupon threshold value on any calculation day, and you are willing and able to accept the risk that, if it is, you may receive few or no contingent coupon payments over the term of the securities.

•	You are willing and able to accept the individual market risk of each Market Measure and you understand that poor performance by any Market Measure over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other Market Measures.

•	You are willing and able to forgo participation in any appreciation of any Market Measure, and you understand that any return on your investment will be limited to the contingent coupon payments that may be payable on the securities.

•	You are willing and able to accept the risks associated with an investment linked to the performance of the lowest performing Market Measure, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.

•	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the Fund or the securities composing or held by the Market Measures, nor will you have any voting rights with respect to the Fund or the securities composing or held by the Market Measures.

•	You are willing and able to accept the risk that the securities may be automatically called prior to stated maturity and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.

•	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to stated maturity if the securities are not automatically called.

•	You are willing and able to assume our credit risk for all payments on the securities.

•	You are willing and able to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The securities may not be an appropriate investment for you if any of the following statements are true:

•	You seek an investment that produces fixed periodic interest or coupon payments or other non-contingent sources of current income.

•	You seek an investment that provides for the full repayment of principal at stated maturity.

•	You anticipate that the ending value of the lowest performing Market Measure on the final calculation day will be less than its downside threshold value, or you are unwilling or unable to accept the risk that, if it is, you will lose more than 35%, and possibly all, of the principal amount of your securities at stated maturity.

•	You anticipate that the closing value of the lowest performing Market Measure will be less than its coupon threshold value on any calculation day, or you are unwilling or unable to accept the risk that, if it is, you may receive few or no contingent coupon payments over the term of the securities.

•	You are unwilling or unable to accept the individual market risk of each Market Measure or the risk that poor performance by any Market Measure over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other Market Measures.

•	You seek exposure to any upside performance of the Market Measures or you seek an investment with a return that is not limited to the contingent coupon payments that may be payable on the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the Technology Select Sector SPDR® Fund due February 24, 2028

•	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the lowest performing Market Measure, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.

•	You seek an investment that entitles you to dividends or distributions on, or voting rights related to, the Fund or the securities composing or held by the Market Measures.

•	You are unwilling or unable to accept the risk that the securities may be automatically called prior to stated maturity and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.

•	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to stated maturity if they are not automatically called.

•	You are unwilling or unable to assume our credit risk for all payments on the securities.

•	You are unwilling or unable to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” beginning on page PS-12 of this pricing supplement and the “Risk Factors” beginning on page PS-3 of the accompanying product supplement and the “Risk Factors” beginning on page S-9 of the accompanying prospectus supplement for risks related to an investment in the securities. For more information about the Market Measures, please see the sections titled “The Russell 2000® Index,” “The S&P 500® Index” and “The Technology Select Sector SPDR® Fund” below.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the Technology Select Sector SPDR® Fund due February 24, 2028

Determining Payment on a Contingent Coupon Payment Date and at Maturity

On each contingent coupon payment date prior to the stated maturity date, whether you receive a contingent coupon payment and, if the contingent coupon payment date is also a potential call settlement date, whether the securities are automatically called will each be determined based on the closing value of the lowest performing Market Measure on the related calculation day.

Step 1: Determine which Market Measure is the lowest performing Market Measure on the relevant calculation day prior to the final calculation day. The lowest performing Market Measure on any calculation day is the Market Measure that has the lowest performance factor on that calculation day, calculated for each Market Measure as the closing value of that Market Measure on that calculation day divided by its starting value.

Step 2: Determine if the securities are automatically called and whether a contingent coupon payment is paid on the applicable contingent coupon payment date prior to the stated maturity date, based on the closing value of the lowest performing Market Measure on the relevant calculation day, as follows:

On the stated maturity date, if the securities have not been automatically called prior to the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as described below.

Step 1: Determine which Market Measure is the lowest performing Market Measure on the final calculation day. The lowest performing Market Measure on the final calculation day is the Market Measure that has the lowest performance factor on the final calculation day, calculated for each Market Measure as its ending value divided by its starting value.

Step 2: Calculate the maturity payment amount based on the ending value of the lowest performing Market Measure on the final calculation day, as follows:

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the Technology Select Sector SPDR® Fund due February 24, 2028

Hypothetical Payout Profile

The following profile illustrates the potential maturity payment amount on the securities (excluding any contingent coupon payment otherwise due) for a range of hypothetical performances of the lowest performing Market Measure on the final calculation day from its starting value to its ending value, assuming the securities have not been automatically called prior to the stated maturity date. As this profile illustrates, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending value of the lowest performing Market Measure on the final calculation day and whether you hold your securities to stated maturity. The performance of the better performing Market Measures is not relevant to your return on the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the Technology Select Sector SPDR® Fund due February 24, 2028

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in any or all of the Market Measures, the securities held by the Fund or composing the underlying index (as defined under “Technology Select Sector SPDR® Fund” below) or the securities composing the Indices. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the securities generally in the “Risk Factors” sections of the product supplement and prospectus supplement. You should not purchase the securities unless you understand and can bear the risks of investing in the securities.

Risks Relating to the Securities Generally

•	If The Securities Are Not Automatically Called Prior To Stated Maturity, You May Lose Some Or All Of The Principal Amount Of Your Securities At Stated Maturity — We will not repay you a fixed amount on your securities at stated maturity. If the securities are not automatically called prior to stated maturity, you will receive a maturity payment amount that will be equal to or less than the principal amount, depending on the ending value of the lowest performing Market Measure on the final calculation day.

If the ending value of the lowest performing Market Measure on the final calculation day is less than its downside threshold value, the maturity payment amount will be less than the principal amount and you will have full downside exposure to the decrease in the value of the lowest performing Market Measure from its starting value. The downside threshold value for each Market Measure is 65% of its starting value. For example, if the securities are not automatically called and the lowest performing Market Measure on the final calculation day has declined by 35.1% from its starting value to its ending value, you will not receive any benefit of the contingent downside protection feature and you will lose 35.1% of the principal amount. As a result, you will not receive any protection if the value of the lowest performing Market Measure on the final calculation day declines significantly and you may lose some, and possibly all, of the principal amount of your securities at stated maturity, even if the value of the lowest performing Market Measure is greater than or equal to its starting value or its downside threshold value at certain times during the term of the securities.

Even if the ending value of the lowest performing Market Measure on the final calculation day is greater than its downside threshold value, the maturity payment amount will not exceed the principal amount, and your yield on the securities, taking into account any contingent coupon payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Barclays Bank PLC or another issuer with a similar credit rating.

•	The Securities Do Not Provide For Fixed Payments Of Interest And You May Receive No Contingent Coupon Payments On One Or More Contingent Coupon Payment Dates, Or Even Throughout The Entire Term Of The Securities — On each contingent coupon payment date you will receive a contingent coupon payment if the closing value of the lowest performing Market Measure on the related calculation day is greater than or equal to its coupon threshold value. If the closing value of the lowest performing Market Measure on any calculation day is less than its coupon threshold value, you will not receive any contingent coupon payment on the related contingent coupon payment date, and if the closing value of at least one Market Measure is less than its coupon threshold value on each calculation day over the term of the securities, you will not receive any contingent coupon payments over the entire term of the securities.

•	The Securities Are Subject To The Full Risks Of Each Market Measure And Will Be Negatively Affected If Any Market Measure Performs Poorly, Even If The Other Market Measures Perform Favorably — You are subject to the full risks of each Market Measure. If any Market Measure performs poorly, you will be negatively affected, even if the other Market Measures perform favorably. The securities are not linked to a basket composed of the Market Measures, where the better performance of some Market Measures could offset the poor performance of others. Instead, you are subject to the full risks of whichever Market Measure is the lowest performing Market Measure on each calculation day. As a result, the securities are riskier than an alternative investment linked to only one of the Market Measures or linked to a basket composed of each Market Measure. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Market Measure.

•	You May Be Fully Exposed To The Decline In The Lowest Performing Market Measure On The Final Calculation Day From Its Starting Value, But Will Not Participate In Any Positive Performance Of Any Market Measure — Even though you will be fully exposed to a decline in the value of the lowest performing Market Measure on the final calculation day if its ending value is below its downside threshold value, you will not participate in any increase in the value of any Market Measure over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the contingent coupon payments you receive, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the value of any or each Market Measure.

•	Your Return On The Securities Will Depend Solely On The Performance Of The Market Measure That Is The Lowest Performing Market Measure On Each Calculation Day, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Market Measures — Your return on the securities will depend solely on the

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the Technology Select Sector SPDR® Fund due February 24, 2028

performance of the Market Measure that is the lowest performing Market Measure on each calculation day. Although it is necessary for each Market Measure to close at or above its respective coupon threshold value on the relevant calculation day in order for you to receive a contingent coupon payment and above its respective downside threshold value on the final calculation day for you to be repaid the principal amount of your securities at maturity, you will not benefit in any way from the performance of the better performing Market Measures. The securities may underperform an alternative investment linked to a basket composed of the Market Measures, since in such case the performance of the better performing Market Measures would be blended with the performance of the lowest performing Market Measure, resulting in a better return than the return of the lowest performing Market Measure alone.

•	Higher Contingent Coupon Rates Are Associated With Greater Risk — The securities offer contingent coupon payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential contingent coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that you may lose a substantial portion, and possibly all, of the principal amount at maturity. The volatility of the Market Measures and the correlation among the Market Measures are important factors affecting this risk. Volatility is a measure of the degree of variation in the levels or prices of the Market Measures over a period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. The correlation of a pair of Market Measures represents a statistical measurement of the degree to which the returns of those Market Measures are similar to each other over a given period in terms of timing and direction. Greater expected volatility of the Market Measures or lower expected correlation among the Market Measures as of the pricing date may result in a higher contingent coupon rate, but it also represents a greater expected likelihood as of the pricing date that the closing value of at least one Market Measure will be less than its coupon threshold value on one or more calculation days, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, and that the closing value of at least one Market Measure will be less than its downside threshold value on the final calculation day such that you will lose a substantial portion, and possibly all, of the principal amount at maturity. In general, the higher the contingent coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that you will lose a substantial portion, and possibly all, of the principal amount at maturity.

•	You Will Be Subject To Reinvestment Risk — If your securities are automatically called, the term of the securities may be reduced to as short as approximately six months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

•	You Will Be Subject To Risks Resulting From The Relationship Between The Market Measures — The correlation of a pair of Market Measures represents a statistical measurement of the degree to which the returns of those Market Measures are similar to each other over a given period in terms of timing and direction. By investing in the securities, you assume the risk that the returns of the Market Measures will not be correlated. The less correlated the Market Measures, the more likely it is that any one of the Market Measures will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Market Measures to perform poorly; the performance of the better performing Market Measures is not relevant to your return on the securities. It is impossible to predict what the relationship between the Market Measures will be over the term of the securities. The Market Measures may represent different equity markets, and those equity markets may not perform similarly over the term of the securities.

•	Any Payment On The Securities Will Be Determined Based On The Closing Values Of The Market Measures On The Dates Specified — Any payment on the securities will be determined based on the closing values of the Market Measures on the dates specified. You will not benefit from any more favorable values of the Market Measures determined at any other time.

•	Owning The Securities Is Not The Same As Owning The Fund Or The Securities Composing Or Held By Any Or All Of The Market Measures — The return on your securities may not reflect the return you would realize if you actually owned the Fund or the securities composing or held by any or all of the Market Measures. For instance, as a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or any other rights that holders of the Fund or the securities composing or held by any Market Measure would have.

•	No Assurance That The Investment View Implicit In The Securities Will Be Successful — It is impossible to predict whether and the extent to which the value of any Market Measure will rise or fall. There can be no assurance that the value of any Market Measure will not close below its coupon threshold value on any calculation day or below its downside threshold value on the final calculation day. The value of each Market Measure will be influenced by complex and interrelated political, economic, financial and other factors that affect that Market Measure and the securities composing or held by that Market Measure. You should be willing to accept the downside risks associated with equities in general and each Market Measure in particular, and the risk of losing a significant portion or all of the principal amount.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the Technology Select Sector SPDR® Fund due February 24, 2028

•	Tax Treatment — Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Tax Considerations” below.

Risks Relating to the Issuer

•	The Securities Are Subject To The Credit Risk Of Barclays Bank PLC — The securities are unsecured and unsubordinated debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, is subject to the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the securities and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the securities.

•	You May Lose Some Or All Of Your Investment If Any U.K. Bail-In Power Is Exercised By The Relevant U.K. Resolution Authority — Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder and beneficial owner of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority as set forth under “Consent to U.K. Bail-in Power” in this pricing supplement. Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders and beneficial owners of the securities losing all or a part of the value of your investment in the securities or receiving a different security from the securities, which may be worth significantly less than the securities and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders and beneficial owners of the securities. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities will not be a default or an Event of Default (as each term is defined in the senior debt securities indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities. See “Consent to U.K. Bail-in Power” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

Risks Relating to the Market Measures

•	The Equity Securities Held By The Fund Are Concentrated In The Technology Industry — All or substantially all of the equity securities held by the Fund are issued by companies whose primary business is directly associated with the technology industry. As a result, the value of the securities may be subject to greater volatility and may be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers or issuers in a less volatile industry. Technology companies and companies that rely heavily on technology are vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Stocks of technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Technology companies are heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability. Additionally, companies in the technology sector may face unpredictable changes in growth rates and competition for the services of qualified personnel.

These or other factors or the absence of such factors could cause a downturn in the technology industry generally or regionally and could cause the value of some or all of the securities held by the Fund to decline during the term of the securities.

•	The Securities Are Subject To Small-Capitalization Companies Risk With Respect To The RTY Index — The RTY Index tracks companies that are considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies, and therefore securities linked to the RTY Index may be more volatile than an investment linked to an index with component stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often subject to less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the Technology Select Sector SPDR® Fund due February 24, 2028

•	Certain Features Of The Fund Will Impact The Value Of The Securities — The performance of the Fund will not fully replicate the performance of the underlying index, and the Fund may hold securities or other assets not included in the underlying index. The value of the Fund is subject to:

•	Management risk. This is the risk that the investment strategy for the Fund, the implementation of which is subject to a number of constraints, may not produce the intended results. The Fund’s investment adviser may have the right to use a portion of the Fund’s assets to invest in shares of equity securities that are not included in the underlying index. The Fund is not actively managed, and the Fund’s investment adviser will generally not attempt to take defensive positions in declining markets.

•	Derivatives risk. The Fund may invest in derivatives, including forward contracts, futures contracts, options on futures contracts, options and swaps. A derivative is a financial contract, the value of which depends on, or is derived from, the value of an underlying asset such as a security or an index. Compared to conventional securities, derivatives can be more sensitive to changes in interest rates or to sudden fluctuations in market prices, and thus the Fund’s losses may be greater than if the Fund invested only in conventional securities.

•	Transaction costs and fees. Unlike the underlying index, the Fund will reflect transaction costs and fees that will reduce its performance relative to the underlying index.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the factors described above. In addition, the Fund may diverge significantly from the performance of the underlying index due to differences in trading hours between the Fund and the securities composing the underlying index or other circumstances. During periods of market volatility, the component securities held by the Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the intraday net asset value per share of the Fund and the liquidity of the Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares in the Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of the Fund. As a result, under these circumstances, the market value of the Fund may vary substantially from the net asset value per share of the Fund. Because the securities are linked to the performance of the Fund and not the underlying index, the return on your securities may be less than that of an alternative investment linked directly to the underlying index.

•	Adjustments To The Fund Or The Underlying Index Could Adversely Affect The Value Of The Securities And The Amount You Will Receive At Maturity — The investment adviser of the Fund (the “fund sponsor”) may add, delete or substitute the component securities held by the Fund or make changes to its investment strategy, and the sponsor of the underlying index may add, delete, substitute or adjust the securities composing the underlying index or make other methodological changes to the underlying index that could affect its performance. In addition, if the shares of the Fund are de-listed or if the Fund is liquidated or otherwise terminated, the calculation agent may select a successor fund that the calculation agent determines to be comparable to the Fund or, if no successor fund is available, the calculation agent will calculate the value to be used as the fund closing price of the Fund. Any of these actions could adversely affect the value of the Fund and, consequently, the value of the securities. See “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation—Liquidation Events” in the product supplement.

•	Anti-dilution Protection Is Limited, And The Calculation Agent Has Discretion To Make Anti-dilution Adjustments With Respect To The Fund — The calculation agent may in its sole discretion make adjustments affecting the amounts payable on the securities upon the occurrence of certain events with a view to preserving the relative investment risks of the securities. However, the calculation agent might not make such adjustments in response to all events that could affect the shares of the Fund. The occurrence of any such event and any adjustment made by the calculation agent (or a determination by the calculation agent not to make any adjustment) may adversely affect the market price of, and any amounts payable on, the securities. See “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” in the product supplement.

•	Each Index Reflects The Price Return Of The Securities Composing That Index, Not The Total Return — The return on the securities is based in part on the performance of the Indices, which reflects changes in the market prices of the securities composing each Index. Each Index is not a “total return” index that, in addition to reflecting those price returns, would also reflect dividends paid on the securities composing the applicable Index. Accordingly, the return on the securities will not include such a total return feature.

•	We Cannot Control Actions Of Any Of The Unaffiliated Companies Whose Securities Are Included In The Fund, The Underlying Index Or As Components Of The Market Measures — Actions by any company whose securities are included in the Fund, the underlying index or as components of an Index may have an adverse effect on the price of its security, the closing value of such Market Measure on any calculation day, the ending value of such Market Measure and the value of the securities. These unaffiliated companies will not be involved in the offering of the securities and will have no obligations with respect to the securities, including any obligation to take our or your interests into consideration for any reason. These companies will not receive

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the Technology Select Sector SPDR® Fund due February 24, 2028

any of the proceeds of the offering of the securities and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. These companies will not be involved with the administration, marketing or trading of the securities and will have no obligations with respect to any amounts to be paid to you on the securities.

•	We And Our Affiliates Have No Affiliation With Any Index Sponsor, The Fund Sponsor Or The Underlying Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information — We, our affiliates and WFS and its affiliates are not affiliated in any way with any Index sponsor, the Fund sponsor or the underlying index sponsor (collectively, the “sponsors”) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding the methods or policies relating to the management or calculation of the applicable Market Measure or the underlying index. We have derived the information about the sponsors, the Market Measures and the underlying index contained in this pricing supplement and the accompanying underlying supplement from publicly available information, without independent verification. You, as an investor in the securities, should make your own investigation into each Market Measure, the underlying index and the sponsors. The sponsors will not be involved in the offering of the securities made hereby in any way, and the sponsors do not have any obligation to consider your interests as an owner of the securities in taking any actions that might affect the value of the securities.

•	Adjustments To The Indices Could Adversely Affect The Value Of The Securities And The Amount You Will Receive At Maturity — The sponsor of an Index (an “index sponsor”) may add, delete, substitute or adjust the securities composing that Index or make other methodological changes to that Index that could affect its performance. The calculation agent will calculate the value to be used as the closing level of an Index in the event of certain material changes in or modifications to that Index. In addition, an index sponsor may also discontinue or suspend calculation or publication of that Index at any time. Under these circumstances, the calculation agent may select a successor index that the calculation agent determines to be comparable to the discontinued index or, if no successor index is available, the calculation agent will determine the value to be used as the closing level of that Index. Any of these actions could adversely affect the level of the relevant Index and, consequently, the value of the securities. See “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Adjustments to an Index” and “—Discontinuance of an Index” in the accompanying product supplement.

•	The Historical Performance Of The Market Measures Is Not An Indication Of Their Future Performance — The historical performance of the Market Measures should not be taken as an indication of the future performance of the Market Measures. It is impossible to predict whether the closing values of the Market Measures will fall or rise during the term of the securities, in particular in the environment in the last several years, which has been characterized by volatility across a wide range of asset classes. Past fluctuations and trends in the values of the Market Measures are not necessarily indicative of fluctuations or trends that may occur in the future.

Risks Relating to Conflicts of Interest

•	Potentially Inconsistent Research, Opinions Or Recommendations By Barclays Capital Inc., WFS Or Their Respective Affiliates — Barclays Capital Inc., WFS or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Barclays Capital Inc., WFA or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of each Market Measure and the merits of investing in the securities.

•	We, Our Affiliates And Any Other Agent And/Or Participating Dealer May Engage In Various Activities Or Make Determinations That Could Materially Affect Your Securities In Various Ways And Create Conflicts Of Interest — We, our affiliates, WFS and any dealer participating in the distribution of the securities (a “participating dealer”) may play a variety of roles in connection with the issuance of the securities, as described below. In performing these roles, our economic interests and the economic interests of our affiliates, WFS and any participating dealer are potentially adverse to your interests as an investor in the securities.

In connection with our normal business activities and in connection with hedging our obligations under the securities, we and our affiliates make markets in and trade various financial instruments or products for our accounts and for the account of our clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, derivative instruments or assets that may relate to the Market Measures or their components. In any such market making, trading and hedging activity, investment banking and other financial services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the securities. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the securities into account in conducting these activities. Such market making, trading and hedging activity, investment banking and other financial services may negatively impact the value of the securities. Participating dealers may also engage in such activities that may negatively impact the value of the securities.

In addition, the role played by Barclays Capital Inc., as the agent for the securities, could present significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the securities. For example, Barclays Capital Inc. or its representatives may derive

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the Technology Select Sector SPDR® Fund due February 24, 2028

compensation or financial benefit from the distribution of the securities and such compensation or financial benefit may serve as an incentive to sell the securities instead of other investments. Furthermore, we and our affiliates establish the offering price of the securities for initial sale to the public, and the offering price is not based upon any independent verification or valuation.

Furthermore, if any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any selling concession and/or any fee that the participating dealer realizes for the sale of the securities to you. This additional projected profit may create a further incentive for the participating dealer to sell the securities to you.

In addition to the activities described above, Barclays Bank PLC will also act as the calculation agent for the securities. As calculation agent, we will determine any values of the Market Measures and make any other determinations necessary to calculate any payments on the securities. In making these determinations, we may be required to make discretionary judgments, including determining whether a market disruption event has occurred on any date that the value of a Market Measure is to be determined; if the shares of the Fund are de-listed or if the Fund is liquidated or otherwise terminated, selecting a successor fund or, if no successor fund is available, determining any value necessary to calculate any payments on the securities; determining whether to adjust any variable described herein in the case of certain events related to the Fund that the calculation agent determines have a diluting or concentrative effect on the theoretical value of the shares of the Fund; if an Index is discontinued or if the sponsor of an Index fails to publish that Index, selecting a successor index or, if no successor index is available, determining any value necessary to calculate any payments on the securities; and calculating the level of an Index on any date of determination in the event of certain changes in or modifications to an Index. In making these discretionary judgments, our economic interests are potentially adverse to your interests as an investor in the securities, and any of these determinations may adversely affect any payments on the securities. Absent manifest error, all determinations of the calculation agent will be final and binding, without any liability on the part of the calculation agent. You will not be entitled to any compensation from Barclays Bank PLC for any loss suffered as a result of any determinations made by the calculation agent with respect to the securities.

Risks Relating to the Estimated Value of the Securities and the Secondary Market

•	The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop — The securities will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the securities but are not required to do so, and may discontinue any such secondary market making at any time, without notice. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your securities to maturity.

•	The Value Of The Securities Prior To Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways — Structured notes, including the securities, can be thought of as securities that combine a debt instrument with one or more options or other derivative instruments. As a result, the factors that influence the values of debt instruments and options or other derivative instruments will also influence the terms and features of the securities at issuance and their value in the secondary market. Accordingly, in addition to the values of the Market Measures on any day, the value of the securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	the expected volatility of the Market Measures and the securities composing or held by the Market Measures;

•	correlation (or lack of correlation) of the Market Measures;

•	the time to maturity of the securities;

•	the market prices of, and dividend rates on, the Fund and the securities composing or held by the Market Measures;

•	interest and yield rates in the market generally;

•	supply and demand for the securities;

•	a variety of economic, financial, political, regulatory and judicial events; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

•	The Estimated Value Of Your Securities Is Lower Than The Original Offering Price Of Your Securities — The estimated value of your securities on the pricing date is lower than the original offering price of your securities. The difference

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the Technology Select Sector SPDR® Fund due February 24, 2028

between the original offering price of your securities and the estimated value of the securities is a result of certain factors, such as any sales commissions, selling concessions, discounts, commissions or fees to be allowed or paid to Barclays Capital Inc., another affiliate of ours, WFS or its affiliates or other non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

•	The Estimated Value Of Your Securities Might Be Lower If Such Estimated Value Were Based On The Levels At Which Our Debt Securities Trade In The Secondary Market — The estimated value of your securities on the pricing date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated value referenced above might be lower if such estimated value were based on the levels at which our benchmark debt securities trade in the secondary market.

•	The Estimated Value Of The Securities Is Based On Our Internal Pricing Models, Which May Prove To Be Inaccurate And May Be Different From The Pricing Models Of Other Financial Institutions — The estimated value of your securities on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of securities in the secondary market. As a result, the secondary market price of your securities may be materially different from the estimated value of the securities determined by reference to our internal pricing models.

•	The Estimated Value Of Your Securities Is Not A Prediction Of The Prices At Which You May Sell Your Securities In The Secondary Market, If Any, And Such Secondary Market Prices, If Any, Will Likely Be Lower Than The Original Offering Price Of Your Securities And May Be Lower Than The Estimated Value Of Your Securities — The estimated value of the securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the securities such as fees, commissions, discounts, and the costs of hedging our obligations under the securities, secondary market prices of your securities will likely be lower than the original offering price of your securities. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your securities, and any sale prior to the stated maturity date could result in a substantial loss to you.

•	The Temporary Price At Which We May Initially Buy The Securities In The Secondary Market And The Value We May Initially Use For Customer Account Statements, If We Provide Any Customer Account Statements At All, May Not Be Indicative Of Future Prices Of Your Securities — Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market (if Barclays Capital Inc. makes a market in the securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the initial issue date of the securities. The price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the Technology Select Sector SPDR® Fund due February 24, 2028

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called prior to stated maturity, you will receive the principal amount of your securities plus the contingent coupon payment otherwise due on the applicable call settlement date. In the event the securities are automatically called, your total return on the securities will equal any contingent coupon payments received prior to the call settlement date and the contingent coupon payment received on the call settlement date.

If the securities are not automatically called:

If the securities are not automatically called prior to stated maturity, the following table illustrates, for a range of hypothetical performance factors of the lowest performing Market Measure on the final calculation day, the hypothetical maturity payment amount payable at stated maturity per security (excluding any contingent coupon payment otherwise due). The performance factor of the lowest performing Market Measure on the final calculation day is calculated as its ending value divided by its starting value.

Hypothetical performance factor of lowest performing Market Measure on final calculation day	Hypothetical maturity payment amount per security
175.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
70.00%	$1,000.00
65.00%	$1,000.00
64.00%	$640.00
60.00%	$600.00
50.00%	$500.00
40.00%	$400.00
25.00%	$250.00

The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity (excluding any contingent coupon payment otherwise due); any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual ending value of the lowest performing Market Measure on the final calculation day. The performance of the better performing Market Measures is not relevant to your return on the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the Technology Select Sector SPDR® Fund due February 24, 2028

Hypothetical Automatic Calls and Contingent Coupon Payments

Set forth below are examples that illustrate how to determine whether the securities will be automatically called and whether a contingent coupon payment will be paid on a contingent coupon payment date prior to the stated maturity date. The examples do not reflect any specific contingent coupon payment date but assume that the securities are subject to automatic call on the applicable calculation day. The securities will not be subject to automatic call until the second calculation day, which is approximately six months after the issue date. The following examples assume the hypothetical starting value, coupon threshold value and closing values for each Market Measure indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting value or coupon threshold value. The hypothetical starting value of 100.00 for each Market Measure has been chosen for illustrative purposes only and does not represent the actual starting value for any Market Measure. The actual starting value and coupon threshold value for each Market Measure are set forth under “Terms of the Securities” above. For historical closing values of the Market Measures, see the historical information set forth under the sections titled “The Russell 2000® Index,” “The S&P 500® Index” and “The Technology Select Sector SPDR® Fund” below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The closing value of the lowest performing Market Measure on the relevant calculation day is greater than or equal to its coupon threshold value and less than its starting value. As a result, the securities are not automatically called and investors receive a contingent coupon payment on the applicable contingent coupon payment date.

	RTY Index	SPX Index	XLK Fund
Hypothetical starting value:	100.000	100.00	$100.00
Hypothetical closing value on relevant calculation day:	95.000	115.00	$90.00
Hypothetical coupon threshold value:	70.000	70.00	$70.00
Performance factor (closing value on calculation day divided by starting value):	95.00%	115.00%	90.00%

Step 1: Determine which Market Measure is the lowest performing Market Measure on the relevant calculation day.

In this example, the XLK Fund has the lowest performance factor and is, therefore, the lowest performing Market Measure on the relevant calculation day.

Step 2: Determine whether the securities will be automatically called and whether a contingent coupon payment will be paid on the applicable contingent coupon payment date.

Since the hypothetical closing value of the lowest performing Market Measure on the relevant calculation day is greater than or equal to its hypothetical coupon threshold value, but less than its hypothetical starting value, the securities would not be automatically called and you would receive a contingent coupon payment on the applicable contingent coupon payment date. The contingent coupon payment would be equal to $22.50 per security, determined as follows: (i) $1,000 multiplied by 9.00% per annum divided by (ii) 4, rounded to the nearest cent.

Example 2. The closing value of the lowest performing Market Measure on the relevant calculation day is less than its coupon threshold value. As a result, the securities are not automatically called and investors do not receive a contingent coupon payment on the applicable contingent coupon payment date.

	RTY Index	SPX Index	XLK Fund
Hypothetical starting value:	100.000	100.00	$100.00
Hypothetical closing value on relevant calculation day:	125.000	55.00	$105.00
Hypothetical coupon threshold value:	70.000	70.00	$70.00
Performance factor (closing value on calculation day divided by starting value):	125.00%	55.00%	105.00%

Step 1: Determine which Market Measure is the lowest performing Market Measure on the relevant calculation day.

In this example, the SPX Index has the lowest performance factor and is, therefore, the lowest performing Market Measure on the relevant calculation day.

Step 2: Determine whether the securities will be automatically called and whether a contingent coupon payment will be paid on the applicable contingent coupon payment date.

The securities would not be automatically called, even though the closing values of the better performing Market Measures on the relevant calculation day are greater than their hypothetical starting values. In addition, since the hypothetical closing value of the

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the Technology Select Sector SPDR® Fund due February 24, 2028

lowest performing Market Measure on the relevant calculation day is less than its hypothetical coupon threshold value, you would not receive a contingent coupon payment on the applicable contingent coupon payment date. As this example illustrates, whether the securities are automatically called and whether you receive a contingent coupon payment on a contingent coupon payment date will depend solely on the closing value of the lowest performing Market Measure on the relevant calculation day. This will be the case even if the better performing Market Measures perform favorably. The performance of the better performing Market Measures is not relevant to your return on the securities.

Example 3. The closing value of the lowest performing Market Measure on the relevant calculation day is greater than or equal to its starting value. As a result, the securities are automatically called on the applicable contingent coupon payment date for the principal amount plus the contingent coupon payment otherwise due.

	RTY Index	SPX Index	XLK Fund
Hypothetical starting value:	100.000	100.00	$100.00
Hypothetical closing value on relevant calculation day:	105.000	115.00	$130.00
Hypothetical coupon threshold value:	70.000	70.00	$70.00
Performance factor (closing value on calculation day divided by starting value):	105.00%	115.00%	130.00%

Step 1: Determine which Market Measure is the lowest performing Market Measure on the relevant calculation day.

In this example, the RTY Index has the lowest performance factor and is, therefore, the lowest performing Market Measure on the relevant calculation day.

Step 2: Determine whether the securities will be automatically called and whether a contingent coupon payment will be paid on the applicable contingent coupon payment date.

Since the hypothetical closing value of the lowest performing Market Measure on the relevant calculation day is greater than or equal to its hypothetical starting value, the securities would be automatically called and you would receive the principal amount plus the contingent coupon payment otherwise due on the call settlement date. On the call settlement date, you would receive $1,022.50 per security.

If the securities are automatically called prior to maturity, you will not receive any further payments after the call settlement date.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the Technology Select Sector SPDR® Fund due February 24, 2028

Hypothetical Maturity Payment Amount

Set forth below are examples of calculations of the maturity payment amount payable at stated maturity, assuming that the securities have not been automatically called prior to stated maturity and assuming the hypothetical starting value, coupon threshold value, downside threshold value and ending values for each Market Measure indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting value, coupon threshold value or downside threshold value. The hypothetical starting value of 100.00 for each Market Measure has been chosen for illustrative purposes only and does not represent the actual starting value for any Market Measure. The actual starting value, coupon threshold value and downside threshold value for each Market Measure are set forth under “Terms of the Securities” above. For historical closing values of the Market Measures, see the historical information set forth under the sections titled “The Russell 2000® Index,” “The S&P 500® Index” and “The Technology Select Sector SPDR® Fund” below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The ending value of the lowest performing Market Measure on the final calculation day is greater than its starting value, the maturity payment amount is equal to the principal amount of your securities at maturity and you receive the contingent coupon payment otherwise due.

	RTY Index	SPX Index	XLK Fund
Hypothetical starting value:	100.000	100.00	$100.00
Hypothetical ending value:	135.000	145.00	$125.00
Hypothetical coupon threshold value:	70.000	70.00	$70.00
Hypothetical downside threshold value:	65.000	65.00	$65.00
Performance factor (ending value divided by starting value):	135.00%	145.00%	125.00%

Step 1: Determine which Market Measure is the lowest performing Market Measure on the final calculation day.

In this example, the XLK Fund has the lowest performance factor and is, therefore, the lowest performing Market Measure on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Market Measure on the final calculation day.

Since the hypothetical ending value of the lowest performing Market Measure on the final calculation day is greater than its hypothetical downside threshold value, the maturity payment amount would equal the principal amount. Although the hypothetical ending value of the lowest performing Market Measure on the final calculation day is significantly greater than its hypothetical starting value in this scenario, the maturity payment amount will not exceed the principal amount.

In addition to any contingent coupon payments received prior to the stated maturity date, on the stated maturity date you would receive $1,000.00 per security as well as the contingent coupon payment otherwise due because the hypothetical ending value of the lowest performing Index on the final calculation day is greater than its hypothetical coupon threshold value.

Example 2. The ending value of the lowest performing Market Measure on the final calculation day is less than its starting value and its coupon threshold value but greater than its downside threshold value and the maturity payment amount is equal to the principal amount of your securities at maturity, but you will not receive a final contingent coupon payment.

	RTY Index	SPX Index	XLK Index
Hypothetical starting value:	100.000	100.00	$100.00
Hypothetical ending value:	115.000	68.50	$110.00
Hypothetical coupon threshold value:	70.000	70.00	$70.00
Hypothetical downside threshold value:	65.000	65.00	$65.00
Performance factor (ending value divided by starting value):	115.00%	68.50%	110.00%

Step 1: Determine which Market Measure is the lowest performing Market Measure on the final calculation day.

In this example, the SPX Index has the lowest performance factor and is, therefore, the lowest performing Market Measure on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Market Measure on the final calculation day.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the Technology Select Sector SPDR® Fund due February 24, 2028

Since the hypothetical ending value of the lowest performing Market Measure on the final calculation day is less than its hypothetical starting value, but not by more than 35%, you would be repaid the principal amount of your securities at maturity.

In addition to any contingent coupon payments received prior to the stated maturity date, on the stated maturity date you would receive $1,000.00 per security. However, because the hypothetical ending value of the lowest performing Index is less than its hypothetical coupon threshold value, you will not receive a final contingent coupon payment.

Example 3. The ending value of the lowest performing Market Measure on the final calculation day is less than its coupon threshold value and its downside threshold value, the maturity payment amount is less than the principal amount of your securities at maturity and you do not receive a contingent coupon payment at maturity.

	RTY Index	SPX Index	XLK Fund
Hypothetical starting value:	100.000	100.00	$100.00
Hypothetical ending value:	45.000	120.00	$90.00
Hypothetical coupon threshold value:	70.000	70.00	$70.00
Hypothetical downside threshold value:	65.000	65.00	$65.00
Performance factor (ending value divided by starting value):	45.00%	120.00%	90.00%

Step 1: Determine which Market Measure is the lowest performing Market Measure on the final calculation day.

In this example, the RTY Index has the lowest performance factor and is, therefore, the lowest performing Market Measure on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Market Measure on the final calculation day.

Since the hypothetical ending value of the lowest performing Market Measure on the final calculation day is less than its hypothetical downside threshold value, you would lose a portion of the principal amount of your securities and receive the maturity payment amount equal to $450.00 per security, calculated as follows:

$1,000 × performance factor of the lowest performing Market Measure on the final calculation day

= $1,000 × 45.00%

= $450.00

In addition to any contingent coupon payments received prior to the stated maturity date, on the stated maturity date you would receive $450.00 per security. Because the hypothetical ending value of the lowest performing Index is less than its hypothetical coupon threshold value, you will not receive a final contingent coupon payment.

These examples illustrate that you will not participate in any appreciation of any Market Measure, but will be fully exposed to a decrease in the lowest performing Market Measure if the ending value of the lowest performing Market Measure on the final calculation day is less than its downside threshold value, even if the ending values of the other Market Measures have appreciated or have not declined below their respective downside threshold value.

To the extent that the starting value, coupon threshold value, downside threshold value and ending value of the lowest performing Market Measure on the final calculation day differ from the values assumed above, the results indicated above would be different.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the Technology Select Sector SPDR® Fund due February 24, 2028

The Russell 2000® Index

The RTY Index measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges and is designed to track the performance of the small-capitalization segment of the U.S. equity market. For more information about the RTY Index, see “Indices—The Russell Indices” in the accompanying underlying supplement.

Historical Information

We obtained the closing levels of the RTY Index displayed in the graph below from Bloomberg Professional® service (“Bloomberg”) without independent verification. The historical performance of the RTY Index should not be taken as an indication of the future performance of the RTY Index. Future performance of the RTY Index may differ significantly from historical performance, and no assurance can be given as to the closing levels of the RTY Index during the term of the securities, including on any calculation day. We cannot give you assurance that the performance of the RTY Index will not result in a loss on your initial investment.

The following graph sets forth daily closing levels of the RTY Index for the period from January 1, 2020 to February 18, 2025. The closing level of the RTY Index on February 18, 2025 was 2,290.353.

* The dotted lines indicate the coupon threshold value and the downside threshold value of 70% and 65%, respectively, of the starting value of the RTY Index.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the Technology Select Sector SPDR® Fund due February 24, 2028

The S&P 500® Index

The SPX Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For more information about the SPX Index, see “Indices—The S&P U.S. Indices” in the accompanying underlying supplement.

Historical Information

We obtained the closing levels of the SPX Index displayed in the graph below from Bloomberg without independent verification. The historical performance of the SPX Index should not be taken as an indication of the future performance of the SPX Index. Future performance of the SPX Index may differ significantly from historical performance, and no assurance can be given as to the closing levels of the SPX Index during the term of the securities, including on any calculation day. We cannot give you assurance that the performance of the SPX Index will not result in a loss on your initial investment.

The following graph sets forth daily closing levels of the SPX Index for the period from January 1, 2020 to February 18, 2025. The closing level of the SPX Index on February 18, 2025 was 6,129.58.

* The dotted lines indicate the coupon threshold value and the downside threshold value of 70% and 65%, respectively, of the starting value of the SPX Index.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the Technology Select Sector SPDR® Fund due February 24, 2028

The Technology Select Sector SPDR® Fund

According to publicly available information, the Fund is an exchange-traded fund of the Select Sector Trust, a registered investment company, that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the Technology Select Sector Index (the “underlying index”). The underlying index is a capped modified market capitalization-based index that measures the performance of the GICS® information technology sector, which currently includes companies in the following industries: technology hardware, storage and peripherals; software; communications equipment; semiconductors and semiconductor equipment; IT services; and electronic equipment, instruments and components. For more information about the Fund, see “Exchange-Traded Funds—The Select Sector SPDR® ETFs” in the accompanying underlying supplement.

Historical Information

We obtained the closing prices of the Fund displayed in the graph below from Bloomberg without independent verification. The historical performance of the Fund should not be taken as an indication of the future performance of the Fund. Future performance of the Fund may differ significantly from historical performance, and no assurance can be given as to the closing prices of the Fund during the term of the securities, including on any calculation day. We cannot give you assurance that the performance of the Fund will not result in a loss on your initial investment. The closing prices below may have been adjusted to reflect certain actions, such as stock splits and reverse stock splits.

The following graph sets forth daily closing prices of the Fund for the period from January 1, 2020 to February 18, 2025. The closing price of the Fund on February 18, 2025 was $242.16.

* The dotted lines indicate the coupon threshold value and the downside threshold value of 70% and 65%, respectively, of the starting value of the Fund.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the Technology Select Sector SPDR® Fund due February 24, 2028

Tax Considerations

You should review carefully the sections in the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts with Associated Contingent Coupons” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders.” The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.

In determining our reporting responsibilities, if any, we intend to treat (i) the securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any contingent coupon payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts with Associated Contingent Coupons” in the accompanying prospectus supplement. Our special tax counsel, Davis Polk & Wardwell LLP, has advised that it believes this treatment to be reasonable, but that there are other reasonable treatments that the Internal Revenue Service (the “IRS”) or a court may adopt.

Sale, exchange or redemption of a security. Assuming the treatment described above is respected, if you are a U.S. holder, upon a sale or exchange of the securities (including redemption upon an automatic call or at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the securities, which should equal the amount you paid to acquire the securities (assuming contingent coupon payments are properly treated as ordinary income, consistent with the position referred to above). This gain or loss should be short-term capital gain or loss unless you hold the securities for more than one year, in which case the gain or loss should be long-term capital gain or loss, whether or not you are an initial purchaser of the securities at the issue price. The deductibility of capital losses is subject to limitations. If you sell your securities between the time your right to a contingent coupon payment is fixed and the time it is paid, it is likely that you will be treated as receiving ordinary income equal to the contingent coupon payment. Although uncertain, it is possible that proceeds received from the sale or exchange of your securities prior to a calculation day but that can be attributed to an expected contingent coupon payment could be treated as ordinary income. You should consult your tax advisor regarding this issue.

As noted above, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. holders. Insofar as we have responsibility as a withholding agent, we do not currently intend to treat contingent coupon payments to non-U.S. holders (as defined in the accompanying prospectus supplement) as subject to U.S. withholding tax. However, non-U.S. holders should in any event expect to be required to provide appropriate Forms W-8 or other documentation in order to establish an exemption from backup withholding, as described under the heading “—Information Reporting and Backup Withholding” in the accompanying prospectus supplement. If any withholding is required, we will not be required to pay any additional amounts with respect to amounts withheld.

Treasury regulations under Section 871(m) generally impose a withholding tax on certain “dividend equivalents” under certain “equity linked instruments.” A recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a “delta of one” with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our representation that the securities do not have a “delta of one” within the meaning of the regulations, our special tax counsel believes that these regulations should not apply to the securities with regard to non-U.S. holders, and we have determined to treat the securities as not being subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

Non-U.S. holders should also discuss with their tax advisors the estate tax consequences of investing in the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the Technology Select Sector SPDR® Fund due February 24, 2028

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to Barclays Bank PLC, when the securities offered by this pricing supplement have been executed and issued by Barclays Bank PLC and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such securities will be valid and binding obligations of Barclays Bank PLC, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions or application giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by English law, Davis Polk & Wardwell LLP has relied, with Barclays Bank PLC’s permission, on the opinion of Davis Polk & Wardwell London LLP, dated as of July 12, 2024, filed as an exhibit to a report on Form 6-K by Barclays Bank PLC on July 12, 2024, and this opinion is subject to the same assumptions, qualifications and limitations as set forth in such opinion of Davis Polk & Wardwell London LLP. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the securities and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP, dated July 12, 2024, which has been filed as an exhibit to the report on Form 6-K referred to above.